Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Steve Trapnell (717) 291-2739

Fulton Financial Corporation Names Angela Snyder as President

Lancaster, Pa. (December 20, 2023) – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton”) today announced that Angela Snyder has been named President of Fulton and Fulton Bank, N.A. (“Fulton Bank”) and a director of Fulton Bank, effective January 1, 2024.

“Angela is an incredible asset to our organization,” said Fulton Chairman and CEO Curt Myers. “She has helped shape our culture with her positive attitude and energy. Her deep knowledge of our business and our customers make her the ideal person to help lead a significant part of our company moving forward.”

As President, Snyder will lead Fulton’s efforts to optimize costs and grow organically while overseeing all lines of business.

Snyder has more than 30 years of experience in the financial services industry and has served as Chief Banking Officer since 2022. She joined Fulton in 2002 as President of Woodstown National Bank and then served as Chairwoman, President and CEO of Fulton Bank of New Jersey until 2019, when it was consolidated into Fulton Bank.

About Fulton Financial Corporation

Fulton Financial Corporation, a $27 billion Lancaster, Pennsylvania-based financial holding company, has approximately 3,300 employees and operates more than 200 financial centers in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through Fulton Bank, N.A.

Additional information on Fulton Financial Corporation and Fulton Bank is available at fultonbank.com.

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 Photo 1: Angela Snyder, President and Chief Banking Officer, Fulton Financial Corporation and Fulton Bank, N.A.